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                                                                   EXHIBIT 11.1

                          Watson Pharmaceuticals, Inc.
                       Computation of Earnings Per Share
                  Years Ended December 31, 1995, 1994 and 1995
                  and the Nine Months Ended September 30, 1996
                     (in thousands, except per share data)

                                                                                  Nine Months      Nine Months
                                            Year Ended December 31,                  Ended            Ended
                                          ----------------------------           September 30,    September 30,
                                          1993        1994        1995                1996             1995
                                          ----        ----        ----           -------------    -------------
WATSON PHARMACEUTICALS, INC.
----------------------------
Net income                                $50,417     $36,545     $47,890         $53,617            $31,011
                                          =======     =======     =======         =======            =======
Weighted average number of common
  shares outstanding                       34,336      35,663      36,044          36,655             35,783
Net additional shares issuable in
  connection with stock options
  pursuant to the treasury stock
  option                                    1,168         852       1,099             969              1,204
                                          -------     -------     -------         -------            -------
Weighted average number of common
  stock and common equivalent
  shares outstanding                       35,504      36,515      37,143          37,624             36,987
                                          =======     =======     =======         =======            =======
Earnings per share                        $  1.42     $  1.00     $  1.29         $  1.43            $  0.84
                                          =======     =======     =======         =======            =======

OCLASSEN PHARMACEUTICALS, INC.
------------------------------
PRIMARY EARNINGS PER SHARE:
Net income (loss) available to common
  stockholders                            $ 1,077     $    40     $   (90)         $   722            $ (238)
Accretion of issuance costs and
  accrued dividends                           109       1,917       2,717            2,038             2,038
                                          -------     -------     --------         -------            ------
Net income                                $ 1,186     $ 1,957     $ 2,627          $ 2,760            $1,800
                                          =======     =======     ========         =======            ======
Weighted average common shares
  outstanding                               1,702       1,705       1,719            1,770             1,718
Series A, B, C, D and E convertible
  preferred stock                           7,085       7,092       7,092            7,092             7,092
Common stock options and warrants
  granted (using the treasury
  stock method)                                --          --          --              654                --
                                          -------     -------     -------          -------            ------
    Total                                   8,787       8,797       8,811            9,516             8,810
                                          =======     =======     =======          =======            ======
Earnings per share                        $  0.13     $  0.22     $  0.30          $  0.29            $ 0.20
                                          =======     =======     =======          =======            ======
FULLY DILUTED EARNINGS PER SHARE:
Net income (loss) available to
  common stockholders                     $ 1,077     $    40     $   (90)         $   722            $ (238)
Accretion of issuance costs and
  accrued dividends                           109       1,917       2,717            2,038             2,038
                                          -------     -------     -------          -------            ------
Net income                                $ 1,186     $ 1,957     $ 2,627          $ 2,760            $1,800
                                          =======     =======     =======          =======            ======
Weighted average common shares
  outstanding                               1,702       1,705       1,719            1,770             1,718
Series A, B, C, D and E convertible
  preferred stock                           7,085       7,092       7,092            7,092             7,092
Common stock options and warrants
  granted (using the treasury
  stock method)                                --          --          --            1,201                --
                                          -------     -------     -------          -------            ------
    Total                                   8,787       8,797       8,811           10,063             8,810
                                          =======     =======     =======          =======            ======
Earnings per share                        $  0.13     $  0.22     $  0.30         $  0.27             $ 0.20
                                          =======     =======     =======         =======             ======

WATSON & OCLASSEN - PRO FORMA COMBINED:
---------------------------------------
Pro forma combined net income             $51,603     $38,502     $50,517         $56,377
                                          =======     =======     =======         =======
Reconciliation of Watson historical
  weighted average number of common
  and common equivalent shares
  outstanding to pro forma combined
  weighted average shares:
    Watson historical weighted average
      number of common and common
      equivalent shares outstanding        35,504      36,515      37,143          37,624
    Weighted average shares issued
      in connection with the Merger of
      Watson and Oclassen                   3,727       3,727       3,727           3,727
                                          -------     -------     -------         -------
Pro forma weighted average number
  of common and common equivalent
  shares outstanding                       39,231      40,242      40,870          41,351
                                          =======     =======     =======         =======
Pro forma combined earnings
  per share                               $  1.32     $  0.96     $  1.24         $  1.36
                                          =======     =======     =======         =======

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
                  CALCULATION OF PRO FORMA EARNINGS PER SHARE


                                                                   YEARS ENDED DECEMBER 31,
                                                                   ------------------------     NINE MONTHS ENDED
PRO FORMA DATA                                                       1993     1994     1995     September 30, 1996
--------------                                                       ----     ----     ----     ------------------
Historical weighted average number of common
 and common equivalent shares outstanding                          35,504    36,515   37,143       37,625

Pro forma common and common equivalent
 shares to be issued, below                                         3,425     3,425    3,425        3,425
                                                                   ------    ------   ------       ------
Pro forma weighted average number of common
 and common equivalent shares outstanding                          38,929    39,940   40,568       41,050
                                                                   ======    ======   ======       ======

Pro forma combined net income                                     $51,603   $38,502  $50,517      $56,377
                                                                  =======   =======  =======      =======

Pro forma combined earnings per share                             $  1.33   $  0.96  $  1.25      $  1.37
                                                                  =======   =======  =======      =======

                                                      OCLASSEN OUTSTANDING   CONVERT TO
OCLASSEN COMMON                                            SHARES AT           WATSON
AND PREFERRED STOCK                                   SEPTEMBER 30, 1996     SHARES(1)
--------------------------------------------------------------------------------------------------------------
Common stock                                                       1,815         671
Preferred series A                                                   500         185
Preferred series B                                                 1,418         525
Preferred series C                                                 1,443         534
Preferred series D                                                 3,106       1,149
Preferred series E                                                   625         231
Stock options outstanding                                          1,519         562
                                                                   -----       -----
             Totals                                               10,426       3,857
                                                                 (A)          (B)

                                    RESULTING EXCHANGE RATIO
                                          (B) / (A)              36.99%

OCLASSEN OPTIONS
----------------                                                            CONVERT TO
                                                             OCLASSEN         WATSON
                                                             --------         ------
Oclassen options outstanding                                      1,519         562
Assumed average exercise price                                   $ 3.00      $ 8.11
                                                                 ------      ------
Cash generated upon exercise                                      4,557       4,558
Assumed Watson share price                                       $35.00      $35.00

    Weighted average shares to be issued                            130         130

        Maximum number of Watson shares to be issued, above                   3,857
                  Less those represented by options, above                     (562)
                                                                           --------

       Watson shares to replace outstanding Oclassen shares                   3,295
          Add shares issued from exercise of options, above                     130
                                                                           --------

                                       PRO FORMA COMMON AND
                      COMMON EQUIVALENT SHARES TO BE ISSUED                   3,425


(1)Calculated on the basis of Watson common stock at $35.00 per share

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